UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 March 26, 2004
                                 --------------
                Date of Report (Date of earliest event reported)



                             Euronet Worldwide, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                    000-22167
                                    ---------
                            (Commission File Number)

                                   74-2806888
                                   ----------
                        (IRS Employer Identification No.)

                             4601 College Boulevard
                             Leawood, Kansas 66211
                             ----------------------
                    (Address of principal executive offices)

                                 (913) 327-7200
                                 --------------
              (Registrant's telephone number, including area code)



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Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision
         of the Code of Ethics.

     At a meeting on March 26, 2004, the Board of Directors of Euronet Worldwide, Inc. (the "Company") revised the Company's Code of Business Conduct and Ethics (the "Code") to make it applicable to the Company's Board of Directors as well as the Company's Chief Executive Officer, Senior Financial Officer and employees. The Board of Directors also amended the Code to: (i) reinforce the Code's statements of the Company's policies regarding ethical conduct and commitment not to retaliate against employees for reporting violations, (ii) provide for submission of questions and reporting of violations to the Company's General Counsel rather than a designated compliance officer (violations may still be reported to the Audit Committee of the Board of Directors); and (iii) clarify that the Audit Committee is responsible for setting the standards contained in the Code and for updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Company, the business practices within the Company's industry as well as the Company's own business practices, and the prevailing ethical standards of the communities in which the Company operates. A complete version of the Code as revised is posted on the Company's website at http://www.euronetworldwide.com/investors/index.asp.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Euronet Worldwide, Inc.

                                            /s/ Jeffrey B. Newman
                                            --------------------------------
                                            Executive Vice President
                                            and General Counsel

Date: April 2, 2004





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